Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Invitrogen Corporation Restricted Stock Agreement with Claude Benchimol, to be filed on or about September 2, 2003, of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Invitrogen Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

San Diego, California
August 27, 2003